SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 13, 2005 (May 10, 2005)
Date of Report (Date of earliest event reported)

GOODRICH PETROLEUM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-7940	76-0466193
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)

(713) 780-9494
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     On May 10, 2005, Goodrich Petroleum Corporation (the “Company”) announced that it had priced its previously announced public offering of 3,400,000 shares of common stock, par value $0.20 per share (“Common Stock”), including 3,200,000 shares of Common Stock to be sold by the Company, and an additional 200,000 shares to be sold by HGF Partnership (the “Selling Stockholder”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

     On May 10, 2005, the Company entered into an underwriting agreement among the Company, the Selling Stockholder and the underwriters named on Schedule I thereto (the “Underwriters”), pursuant to which the Company will sell 3,200,000 shares of Common Stock and the Selling Stockholder will sell 200,000 shares of Common Stock pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-121560), as amended and supplemented by the prospectus supplement dated May 10, 2005. The Company has granted the Underwriters a 30-day option to purchase up to an additional 510,000 shares of Common Stock.

     A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Other Exhibits

     (c) Exhibits

Exhibt No.	Description
1.1	Underwriting Agreement, dated May 10, 2005, among Goodrich Petroleum Corporation, HGF Partnership and the underwriters named on Schedule I thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

99.1	Press release issued May 10, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Senior Vice President & Chief Financial Officer

Dated: May 13, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 10, 2005, among Goodrich Petroleum Corporation, HGF Partnership and the underwriters named on Schedule I thereto.

5.1	Opinion of Vinson & Elkins L.L.P.

99.1	Press release issued May 10, 2005.